Exhibit 3.35

State of Tennessee	ARTICLES OF ORGANZATION	For Office Use Only
Department of State	(LIMITED LIABILITY COMPANY)
Corporate Filings
312 Eighth Avenue North	(For use on or after 7/1/2006)
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243

The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.

1.               The name of the Limited Liability Company is: Retail Risk Solutions, LLC

(NOTE: Pursuant to the provisions of TCA § 48-249-106, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)

2.               The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:

Corporation Service Company
(Name)

2908 Poston Avenue	Nashville	Tennessee 37203
(Street Address)	(City)	(State/Zip Code)

Davidson
(County)

3.               The Limited Liability Company will be:   (NOTE: PLEASE MARK APPLICABLE BOX)

☒ Member Managed ☐ Manager Managed ☐ Director Managed

4.               Number of Members at the date of filing, if more than six (6): One (1)

5.               If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:     (Not to exceed 90 days)

Date:	,	Time:

6.               The complete address of the Limited Liability Company’s principal executive office is:

100 Mission Ridge	Goodlettsville	TN, Davidson, 37072
(Street Address)	(City)	(State/County/Zip Code)

7.               Period of Duration is not perpetual: Perpetual

8.               Other Provisions:

9.               THIS COMPANY IS A NONPROFIT LIMITED LIABILITY COMPANY (Check if applicable)

12/28/07	/s/ Lee R. Dickinson
Signature Date	Signature

Organizer	Lee R. Dickinson
Signer’s Capacity (if other than individual capacity)	Name (printed or typed)

SS-4270 (rev. 05/06)	Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000	RDA 2458